Exhibit 10.22

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 23, 2012, by and among the Lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, “Agent”), KELLWOOD COMPANY, a Delaware corporation (“Borrower Representative”), the Domestic Subsidiaries of Borrower Representative party hereto as Borrowers (together with Borrower Representative, “Borrowers”) and the other Obligors party hereto (together with the Borrowers, the “Loan Parties”).

WHEREAS, the Loan Parties, Agent, and Lenders are parties to that certain Credit Agreement dated as of October 19, 2011 (as amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested (i) that Agent and Lenders temporarily modify the Covenant Testing Trigger Date and (ii) that Agent and Lenders waive the application of certain provisions of the Credit Agreement as they may apply to the execution and delivery of a Guaranty by SK Financial Services Corp. (“SK”), dated as of the date hereof (the “SK/Cerberus Guaranty”) in favor of the Second Lien Agent;

WHEREAS, in connection therewith, the Loan Parties, Agent and Lenders have agreed to amend the Credit Agreement in certain respects;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. In reliance upon the representations and warranties of the Loan Parties set forth in Section 7 below, the Credit Agreement is hereby amended as follows:

(a) The definition of “Covenant Testing Trigger Date” appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Covenant Testing Trigger Date- means any day that Excess Availability is less than 12.5% of the Maximum Revolver Amount (other than during the Availability Modification Period).

(b) The definition of “Permitted Acquisition” appearing in Section 1.1 of the Credit Agreement is hereby amended to delete the phrase “any Acquisition effected with the consent and approval of the board of directors” appearing therein and replace it with the following: “any Acquisition (other than an Acquisition effected during the Availability Modification Period) effected with the consent and approval of the board of directors”.

(c) Section 1.1 of the Credit Agreement is hereby amended to insert the following definitions in the proper order alphabetically:

Availability Modification Period- the period commencing on March 26, 2012 and ending upon the earliest of (i) the occurrence of any Event of Default, (ii) any date on which Excess Availability is less than $5,000,000, (iii) any termination or cancellation of, or reduction in the amount available to be drawn on (as a result of a draw or otherwise), the Sun Letter of Credit, (iv) any date on which the Sun Guaranty ceases to be in full force and effect or any party thereto challenges the validity thereof and (v) April 28, 2012.

Sun Guaranty – that certain Guaranty dated as of March 23, 2012 made by SK Financial Services Corp. in favor of Agent.

Sun Letter of Credit- a standby letter of credit with an expiration date of no earlier than May 31, 2012 and a face amount of $20,000,000 issued by Bank of Montreal to Agent on behalf of SK Financial Services Corp.

(d) The first sentence Section 2.1.7 of the Credit Agreement is hereby amended to delete the phrase “Borrowers may, by written notice to Agent” appearing therein and replace it with the following: “Borrowers may, at any time other than during the Availability Modification Period, by written notice to Agent”

(e) The first sentence of Section 8.1 of the Credit Agreement is hereby amended to delete the phrase: “provided that, if at any time Excess Availability is less than 12.5% of the Maximum Revolver Amount and, thereafter, so long as Borrowers do not maintain an average daily Excess Availability (measured as of the close of business of each Business Day) in excess of 12.5% of the Maximum Revolver Amount for a period of two (2) consecutive fiscal months” and replace it with the following:

“provided that, (i) if at any time Excess Availability is less than 12.5% of the Maximum Revolver Amount and, thereafter, so long as Borrowers do not maintain an average daily Excess Availability (measured as of the close of business of each Business Day) in excess of 12.5% of the Maximum Revolver Amount for a period of two (2) consecutive fiscal months and (ii) at all times during the Availability Modification Period,”

(f) Section 10.2.8(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Exercise its option to make cash payments of interest in respect of the Last Out Term Loan at any time during the Availability Modification Period or if an Event of Default exists or would be caused thereby or make any cash payments of interest in respect of the Last Out Term Loan except as provided in the Last Out Term Loan Agreement as in effect on the date hereof.”

(g) Section 10.2.17 of the Credit Agreement is hereby amended to amend and restate clauses (g) and (h) thereof in their entirety as follows:

“(g) at any time other than during the Availability Modification Period, payment of management fees and customary and reasonable fees for management consulting services to Sun Capital Partners Management V, LLC pursuant to Section 2 of the Management Services Agreement; provided that (i) no Event of Default has occurred and is continuing at the time of any such payment thereof or would result after giving effect thereto and (ii) Availability after giving effect to such payment is greater than $25,000,000 (it being understood that any management fees which may not be paid pursuant to the foregoing conditions set forth in this proviso may accrue and be paid at such time as such conditions would be satisfied after giving effect to such payment), and (h) at any time other than during the Availability Modification Period, payment of indemnities and reimbursements of reasonable out-of-pocket fees and expenses incurred by Sun Capital Partners Management V, LLC in connection with the performance of the services under the Management Services Agreement; provided that this clause (h) shall not limit reimbursement of Sun Capital Partners Management V, LLC or its affiliates for compensation paid by Sun Capital Partners Management V, LLC or its affiliates to the “performance improvement team” assisting the Borrower Representative in an amount not to exceed $500,000 in any Fiscal Year”.

3. Waiver.

(a) Subject to the terms and conditions contained herein, the Agent and the Lenders hereby waive application of Section 10.1.10 of the Credit Agreement, as such section may apply to the execution and delivery of the SK/Cerberus Guaranty in favor of the Second Lien Agent, provided that the conditions to the effectiveness of this Waiver described in Section 6 below are satisfied.

(b) By its signature below, SK agrees that any and all subrogation rights of SK under the SK/Cerberus Guaranty following any payment by SK to the Second Lien Agent thereunder are fully subordinated to the prior payment in full in cash of all Obligations under the Credit Agreement. Accordingly, to the extent SK is entitled to exercise any subrogation rights under the SK/Cerberus Guaranty, SK agrees that it shall not take any action in respect of such subrogation rights until all Obligations (other than contingent indemnity obligations for which a claim has not been asserted) have been paid in full in cash.

4. Continuing Effect. Except as expressly set forth in Section 2 or 3 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

5. Reaffirmation and Confirmation; Covenant. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally) and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects. The Loan Parties agree that during the Availability Modification Period they shall provide collateral reporting on a weekly basis. Failure to comply with the foregoing agreement shall constitute an immediate Event of Default.

6. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:

(a) Agent shall have received a fully executed copy of this Amendment;

(b) Agent shall have received the Sun Letter of Credit, in the form attached hereto as Exhibit A;

(c) Agent shall have received the Sun Guaranty, in the form attached hereto as Exhibit B, together with an opinion of counsel in form and substance satisfactory to Agent and a copy of the corresponding guaranty executed in favor of the Second Lien Agent;

(d) Agent shall have received payment of an amendment fee in the amount of $50,000 in immediately available funds; and

(e) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

7. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders that, after giving effect to this Amendment:

(a) All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date);

(b) No Default or Event of Default has occurred and is continuing; and

(c) This Amendment and the Credit Agreement, as modified hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

8. Other Agreements.

(d) Application of LC Draws. If Agent receives any payment in respect of the Sun Guaranty, including any proceeds from a draw on the Sun Letter of Credit, such payment shall be applied as set forth in Section 5.6 of the Credit Agreement.

(e) Cash Dominion. The Loan Parties acknowledge and agree that, as a result of Excess Availability being less than 12.5% of the Maximum Revolver Amount, as of the date hereof there exists a Cash Dominion Period pursuant to Section 8.5 of the Credit Agreement, which shall remain in effect until the time that such Cash Dominion Period ends pursuant to the terms of Section 8.5 of the Credit Agreement.

(f) Limit on Cash-Pay Interest. Each Loan Party and each Last-Out Term Lender agree and acknowledge that the Loan Parties shall not exercise their option to make cash payments of interest in respect of the Last Out Term Loan at any time during the Availability Modification Period.

9. Miscellaneous.

(a) Expenses. The Loan Parties jointly and severally agree to pay on demand all expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, all in accordance with Section 3.4 of the Credit Agreement. The Loan Parties further agree to reimburse Agent for expenses incurred by Agent in connection with a collateral audit of the Loan Parties to be conducted in April, 2012, notwithstanding any limitations on such reimbursement set forth in Section 10.1.1(b) of the Credit Agreement. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as modified hereby.

(b) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

10. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Amendment.

(b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

KELLWOOD COMPANY

KELLWOOD FINANCIAL RESOURCES, INC.

(formerly known as Newkell, Inc.)

KWD HOLDINGS, INC.

PHAT FASHIONS LLC

PHAT LICENSING LLC

ZOBHA, LLC

MEOW INC.

BETH’S BOUTIQUE, LLC

AMERICAN RECREATION PRODUCTS, INC.

SIERRA DESIGNS ACQUISITION CORPORATION

ROYAL ROBBINS, INC.

By:	/s/ Adrian Kowalewski

Name:	Adrian Kowalewski
Title:	Senior Vice President

Amendment No. 1 to Credit Agreement

AGENT AND LENDERS:

WELLS FARGO, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/S/ ROBERT BERNIER

Name:	ROBERT BERNIER
Title:	VICE PRESIDENT

Amendment No. 1 to Credit Agreement

PNC BANK, N.A., as Lender

By:	/s/ Mark Herdman

Name:	Mark Herdman
Title:	Vice President

Amendment No. 1 to Credit Agreement

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Mary E. Evans

Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Irja R. Otsa

Name:	Irja R. Otsa
Title:	Associate Director

Amendment No. 1 to Credit Agreement

Agreed and acknowledged with respect to Section 7(c):

SUN KELLWOOD FINANCE, LLC

By:	/s/ Michael J. McConvery

Name:	Michael J. McConvery
Title:	Vice President

SCSF KELLWOOD FINANCIAL, LLC

By:	/s/ Michael J. McConvery

Name:	Michael J. McConvery
Title:	Vice President

Amendment No. 1 to Credit Agreement

Agreed and acknowledged with respect to Section 3(b):

SK FINANCIAL SERVICES CORP.

By:	/s/ Michael J. McConvery

Name:	Michael J. McConvery
Title:	Vice President

Amendment No. 1 to Credit Agreement

EXHIBIT A

See attached.

Bank of Montreal, Chicago, Illinois
STANDBY/ LETTERS OF CREDIT C/O 234 Simcoe Street 3rd Floor Toronto, Ontario M5T 1T4 Canada Tel: 1 -877-801-0414 Fax: 1-877-801-7787 SWIFT: BOFMUS4X

Irrevocable

Standby Letter of Credit No.: BMCH363834OS

Date Issued: March 21, 2012                     DRAFT

Beneficiary:

Wells Fargo Bank, N.A., as Administrative Agent

2450 Colorado Avenue

Suite 3000W

Santa Monica, CA 90404

Applicant:

SK Financial Services Corp.

5200 Town Center Circle, Suite 600

Boca Raton, FL 33486

Amount: Twenty Million and 00/100’s United States Dollars (USD20,000,000.00)

Expiry Date: March 21, 2013

We hereby issue our Irrevocable Standby Letter of Credit No. BMCH363834OS (“Letter of Credit”) in your favor as Beneficiary. This Letter of Credit is available by sight payment with ourselves only against presentation at Bank of Montreal, 111 West Monroe Street, 17th Floor West, Chicago, IL 60603 of the following documentation:

1. A sight draft drawn on us, purportedly signed by an authorized representative or officer of the Beneficiary, marked: “Drawn under Bank of Montreal Irrevocable Standby Letter of Credit No. BMCH363834OS, dated March 21, 2012.”

2. A dated statement purportedly signed by an authorized representative or officer of the Beneficiary stating one or more of the following:

(a) “The undersigned being a duly authorized representative or officer of Wells Fargo Bank, N.A., a national banking association (“Beneficiary”), hereby represents and warrants that one or more Events of Default (as defined in the Credit Agreement referred to below) exist. “Credit Agreement” means that certain Credit Agreement, dated as of October 19, 2011 (as amended from time to time, the “Credit Agreement”), among Kellwood Company and certain of its subsidiaries, the lenders party thereto, and the Beneficiary as administrative agent for such lenders.”

Bank of Montreal, Chicago

OR

(b) “The undersigned being a duly authorized representative or officer of Wells Fargo Bank, N.A., a national banking association (“Beneficiary”), hereby represents and warrants that Excess Availability (as defined in the Credit Agreement referred to below) has been less than $5,000,000 on one or more days during the period commencing March 22, 2012 and ending April 28, 2012. “Credit Agreement” means that certain Credit Agreement, dated as of October 19, 2011 (as amended from time to time, the “Credit Agreement”), among Kellwood Company and certain of its subsidiaries, the lenders party thereto, and the Beneficiary as administrative agent for such lenders.”

OR

(c) “The undersigned being a duly authorized representative or officer of Wells Fargo Bank, N.A., a national banking association (“Beneficiary”), hereby represents and warrants that Excess Availability (as defined in the Credit Agreement referred to below) has been less than USD20,000,000 on one or more days during the period commencing April 28, 2012 and ending March 21, 2013. “Credit Agreement” means that certain Credit Agreement, dated as of October 19, 2011 (as amended from time to time, the “Credit Agreement”), among Kellwood Company and certain of its subsidiaries, the lenders party thereto, and the Beneficiary as administrative agent for such lenders.”

OR

(d) The undersigned being a duty authorized representative or officer of Wells Fargo Bank, N.A., a national banking association (“Beneficiary”), hereby represents and warrants that the date of this draw is on or after May 14, 2012 and the Fixed Charge Coverage Ratio (as defined in the Credit Agreement referred to below) for the 12 month period ending March 31, 2012 was less than 1.00 to 1.00. “Credit Agreement” means that certain Credit Agreement, dated as of October 19, 2011 (as amended from time to time, the “Credit Agreement”), among Kellwood Company and certain of its subsidiaries, the lenders party thereto, and the Beneficiary as administrative agent for such lenders.”

Partial drawings are permitted.

This Letter of Credit shall be deemed automatically extended without an amendment for a one year period from the present expiration date hereof, and upon each anniversary of such date, unless at least thirty (30) days prior to any such expiration date we have sent to Beneficiary written notice by courier service or overnight mail that we elect not to permit this Letter of Credit to be so extended beyond, and it will then expire on its then current expiry date. No presentation made under this Letter of Credit after such expiry date will be honored.

Bank of Montreal, Chicago

This Letter of Credit shall finally expire on the earlier of (i) the Beneficiary’s return of this Letter of Credit to us without any draw request or (ii) March 21, 2013, if it has not previously expired in accordance with the preceding sentence.

This Letter of Credit is transferable successively in its entirety only up to the then available amount in favor of any nominated transferee (“Transferee”), provided, however, such transfer to such Transferee in compliance with then applicable law and regulations, including but not limited to the regulations of the U.S. Department of Treasury and U.S Department of Commerce. At the time of transfer, the original Letter of Credit and original Amendment(s), if any, must be surrendered to us together with our Letter of Transfer documentation (in the form of Annex A attached hereto).

This Letter of Credit sets forth in full the terms of our undertaking, and such terms shall not be modified, amended or amplified by any document, instrument or agreement referred to in this Letter of Credit, in which this Letter of Credit is referred to or to which this Letter of Credit relates.

Except as stated herein, this Letter of Credit is not subject to any condition or qualification and is our individual obligation which is in no way contingent upon reimbursement or any right of subrogation. We irrevocably waive any and all rights of subrogation, whether as provided by statute or otherwise, now or hereafter that might, but for such waiver, exist, in respect to this Letter of Credit or any payment we make under it, as to the Applicant, you, or the transaction between you and the Applicant. We further give irrevocable notice that we are not now and will not be the secondary obligor or co-obligator of Applicant’s obligations and liabilities to you for any purpose. Our obligations to you under this Letter of Credit are our primary obligations and are strictly as stated herein.

A copy of Letter of Credit must be presented together with the above documents in order to endorse the amount of each drawing on the reverse side. If the original Letter of Credit is presented, it will be returned to the Beneficiary unless it is fully utilized. Fax drawings are acceptable.

All charges under this Letter of Credit including transfer commission are for the account of the Applicant.

We hereby agree with you that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation and delivery to Bank of Montreal, 111 West Monroe Street, 17th Floor West, Chicago, IL 60603 or by facsimile to 1-877-801-7787. Documents are to be sent in one lot by courier service, overnight mail, hand delivery or facsimile.

Except as otherwise specified herein, this Letter of Credit is subject to the 2007 revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication No. 600).

Bank of Montreal, Chicago

THIS LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Signing Officer             Authorized Signing Officer

Bank of Montreal, Chicago

THIS IS AN INTEGRAL PART OF STANDBY LETTER OF CREDIT NO. BMCH363834OS AND MUST BE ATTACHED THERETO.

Annex A to Letter of Credit No. BMCH363834OS

REQUEST FORM FOR FULL TRANSFER

(Transfer Form to be prepared on beneficiary’s letter head)

BANK OF MONTREAL

111 WEST MONROE STREET

17TH FLOOR WEST

CHICAGO, IL 60603

DATE:                     BANK OF MONTREAL REFERENCE

RE LC# ISSUED BY

DEAR SIR/MADAM:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

NAME OF TRANSFEREE

ADDRESS OF TRANSFEREE

OTHER TRANSFEREE INFORMATION

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

Bank of Montreal, Chicago

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, TOGETHER WITH ANY AND ALL AMENDMENTS, AND WE ASK YOU TO TRANSFER THE LETTER OF CREDIT AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR NOTICE OF TRANSFER.

SIGNATURE AUTHENTICATION

BENEFICIARY’S NAME AS PER L/C

SIGNATURE OF BENEFICIARY

BENEFICIARY’S BANK

BENEFICIARY’S BANK AUTHORIZED SIGNATURE

EXHIBIT B

See attached.